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EXHIBIT 99.1
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FOR IMMEDIATE RELEASE


METACREATIONS AND METASTREAM APPOINT NEW CHIEF OF FINANCE & OPERATIONS; NEW CHIEF OF MARKETING FOR METASTREAM

CREDIT SUISSE ASSET MANAGEMENT MANAGING DIRECTOR JOINS METACREATIONS AND METASTREAM AS CFO

NEW YORK, NY APRIL 3, 2000 - MetaCreations Corporation (Nasdaq: MCRE) and Metastream Corporation, the global leader in providing visualization solutions for the web and a subsidiary of MetaCreations, today announced the appointment of Chief Financial Officer James A. Abate and Chief Marketing Officer Paul Kadin. James Abate will represent both MetaCreations and Metastream as senior vice president, finance and operations, and chief financial officer, replacing Jay Jennings who served as the interim chief financial officer for MetaCreations. Jennings will remain as vice president, finance and operations.

"It requires a most seasoned, disciplined management team to handle the rapid growth stemming from the broad adoption of Metastream," said Bob Rice, president and CEO of Metastream Corporation. "James Abate and Paul Kadin are exceptionally well qualified to differentiate Metastream as we face this exciting challenge."

Mr. Abate joins MetaCreations and Metastream from Credit Suisse Asset Management where he served as managing director and portfolio manager with responsibility for the management of U.S. active equity portfolios and the firm's global sector funds totaling over five billion dollars under management. Among his duties, Mr. Abate was the portfolio manager of the Standard & Poor's Research AAA rated Credit Suisse Transatlantic Fund, a U.K. distributed fund, and the Credit Suisse Equity Fund USA, a Luxembourg-based fund selected by Forbes as one of the top 100 mutual funds available in Europe. He was recently noted as one of the top 20 investment fund managers in the U.K. by Investors Chronicle magazine and received the North America Moneywise Magazine's Unit Trust Award. Mr. Abate also served as the portfolio manager for CSAM's Global Technology & Internet Sector funds. Prior to Credit Suisse, Mr. Abate worked for Vert Independent Capital Research, Wall Street equity research boutique, where he was co-founder and managing director. Previously, he was a manager in Price Waterhouse's Valuation/Corporate Finance group and also served as a commissioned officer in the U.S. Army. . Mr. Abate holds a B.S. in Accounting from Fairleigh Dickinson University and an M.B.A. in Finance from St. John's University, and he is a Chartered Financial Analyst and a Certified Public Accountant. .

"I am thrilled by the opportunity to participate in a company with such a rich history in developing and innovating the world's leading graphics and visualization products," said James. Abate. "Metastream recently introduced an exciting new visualization platform, a host of strategic partnerships with some of the world's most prominent e-tailers, interactive agencies and authoring tool vendors. We are at the dawn of the three-dimensional computing environment, and I hope to contribute with all members of the Companies in creating the standards for this coming revolution."

As chief marketing officer, Paul Kadin will assume overall responsibility for marketing and sales of Metastream 3 (MTS3) visualization technology and successfully commercializing it throughout






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e-commerce. Kadin brings to Metastream over twenty-five years of marketing experience in consumer products, financial services and technology, most recently at Customer Dialogue Systems, a Belgian software start-up company focused on interactive selling technology for retail financial services industry, where he was president of the North American Division. Previously, Kadin was executive vice president of Dreyfus Corporation in New York City and senior vice president at Chase Manhattan Bank.

"Metastream is going to change the face of marketing online: MTS3 is a new marketing visualization system for e-commerce, and I'm excited to be at the forefront of this quantum change," said Paul Kadin, new chief marketing officer. "It's not only the technology -- which is astounding and full of unique advantages -- but it's also a unique way to manage branding and online merchandising."

In related news earlier this week, it was announced that that Bob Rice, president and CEO of MetaStream, is expected to also assume the position of CEO of parent company MetaCreations Corporation later this month. This management change would occur in conjunction with the completion of the divestiture of MetaCreations' prepackaged graphics software applications, when it is expected that current president and CEO Mark Zimmer will step down to pursue opportunities that would allow him to remain in the graphics software industry.

MTS3, the new generation of Metastream Corporation's award-winning marketing visualization technology, enables web users to experience online content like never before. As announced last week, Metastream has established strategic partnerships with America Online, Nike, Adobe, iPIX, Discreet, a Division of Autodesk, Grey Interactive, Rare Medium and FCB Worldwide among others, to facilitate broad adoption of MTS3. Delivering three-dimensional web content with interactivity and unmatched visual fidelity, the goal of MTS3 is to unleash a true-to-life online shopping experience for all users. Through its seamless web media integration, Metastream is the first Internet solution that incorporates 3D images with other forms of web media, allowing for interaction with virtually any type of online content. No matter the connection speed or hardware, MTS3 combines the benefits of the traditional in-store shopping experience with the convenience and user-control of the Internet to bring e-commerce to a new level. MTS3 builds upon the strong foundation and widespread, international adoption of Metastream 2.0, last year's winner of such prestigious accolades as Popular Science Magazine's Best of What's New 1999, and PC Magazine's Technical Excellence award. The MTS3 viewer is now available for download. For more information, visit http://www.metastream.com.

About Metastream Corporation

Metastream Corporation is the leading provider of marketing visualization solutions and services that enable online retailers to host interactive product presentations on the Internet. Metastream's primary initiatives include licensing Metastream technologies for specific e-commerce initiatives, providing a full range of fee-based professional services for implementing these 3D solutions and forging strategic alliances with leading interactive agencies and Web content providers. Metastream is 80 percent owned by MetaCreations Corporation (Nasdaq: MCRE) and 20 percent by Computer Associates International, Inc. (NYSE: CA) and is headquartered in New York City, New York. Additional information about Metastream is available at http://www.metastream.com.

About MetaCreations

MetaCreations Corporation is focused on e-commerce visualization solutions for the World Wide Web, and the Company's Internet strategy is being executed through its subsidiary, Metastream Corporation. The Company is headquartered in Santa Barbara County, California and can be reached on the World Wide Web at http://www.metacreations.com.





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About Computer Associates

Computer Associates International, Inc. (NYSE: CA), the world's leading business software company, delivers the end-to-end infrastructure to enable eBusiness through innovative technology, services and education. CA has 18,000 employees worldwide and had revenue of $6.3 billion for the year ended December 31, 1999. For more information, visit www.ca.com.

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially as a result of a number of risks and uncertainties affecting the Company's business. Such risks include, but are not limited to, the following: no assurance that a new president and CEO of MetaCreations Corporation will be named later this month as expected, that MTS3 will gain broad market acceptance, influence online marketing, ship on time, include the functionality as described in this press release, or that the strategic partnerships mentioned herein will facilitate broad adoption of MTS3. For a more detailed discussion of factors that affect MetaCreations' operating results, interested parties should review MetaCreations' SEC reports, including MetaCreations' Annual Report on Form 10-K for the year ended December 31, 1999, and Quarterly Reports on Form 10-Q.

MetaCreations and Metastream are either registered trademarks or trademarks of MetaCreations Corporation. Other product and company names herein may be trademarks of their respective owners.


Press Contacts
Maria Poveromo
Corporate Communications
Metastream Corporation
(646) 485-9115
mariap@metastream.com


Betty Franklin
Investor Relations
MetaCreations Corporation
(805) 566-6289
bettyf@metacreations.







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